UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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OFFICE DEPOT, INC.
(Name of Registrant as Specified in Its Charter)

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD
STARBOARD VALUE AND OPPORTUNITY S LLC
STARBOARD VALUE LP
STARBOARD VALUE GP LLC
STARBOARD PRINCIPAL CO LP
STARBOARD PRINCIPAL CO GP LLC
JEFFREY C. SMITH
MARK R. MITCHELL
PETER A. FELD
T-S CAPITAL PARTNERS, LLC
ROBERT TELLES
JAMES P. FOGARTY
CYNTHIA T. JAMISON
ROBERT L. NARDELLI
DAVID N. SIEGEL
JOSEPH S. VASSALLUZZO

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), has made a preliminary filing with the Securities and Exchange Commission of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Office Depot, Inc., a Delaware corporation (“Office Depot”), for a series of proposals which, if approved, would result in the removal of up to four current members of the Office Depot board of directors (the "Board"), an increase in the size of the Board to eleven members, and the election of up to four Starboard director nominees to the Board.

On April 22, 2013, Starboard made the following presentation at the 4th Annual Active-Passive Investor Summit:

STARBOARD VALUE

4th Annual Active-Passive Investor Summit

April 22, 2013

Office Depot - Company Overview

- Office Depot is the second largest office products supply company in the US with LTM sales of approximately $11 billion. The company operates three business segments: North American Retail; North American Business Solutions; and International. In addition, the Company operates Office Depot de Mexico, a 50/50 joint venture with Grupo Gigante.

Office Depot

North America Retail $4.0 billion Revenue	North America Business Solutions $3.3 billion Revenue	International $3.1 billion Revenue	Office Depot de Mexico 50/50 JV $1.2 billion Revenue
· 42% of total company revenue · 1,112 retail stores · Concentrated in Texas, Florida and California	· 30% of total company revenue · Customers include small-sized businesses and large national accounts · Serves customers through a sales force, catalog and through the website	· 28% of total company revenue · Mostly contract and direct channels with catalog offerings in 15 countries outside of North America and more than 40 separate web sites	· Not included in ODP consolidated earnings · 50/50 joint venture with Grupo Gigante · Consists of 248 retail locations in Mexico, Latin and South America

STARBOARD VALUE
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How Did We Get Here? 1) Secular Challenges

- Over the last 12 years, paper consumption has declined by almost 20%

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- Ink and Toner sales have also struggled given the move towards digital

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- Increased competition from online players such as Amazon and big box retailers Wal-Mart and Target

STARBOARD VALUE
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How Did We Get Here? 2) Lack of Management / Board Experience

- Despite Office Depot's challenges and need for a transformational turnaround, both the management and the Board lack much needed essential retail experience

Management	Board
• CEO's operating experience outside of Office Depot consists of the National Football League (NFL) and Investment banking • Former head of North American Retail Division primary experience consists of supply chain roles	• Only 2 out of the Company's 10 directors have substantial, relevant operating experience at a retailer outside of Office Depot [1] • The average tenure on the Board is almost 8 years with the non-BC partners directors average tenure of almost 10 years

(1) Based on current and prior experience disclosed by the Company in its proxy materials for the 2012 annual meeting of stockholders, except that with respect to Eugene Fife who was not included in the 2012 proxy materials; Mr. Fife's information was sourced from Office Depot's website and Capital IQ.

STARBOARD VALUE

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How Did We Get Here? 2) Lack of Management / Board Experience

- Apart from Nigel Travis and Kathleen Mason, the rest of the Board lacks substantial retail operating experience [1]

Name	Relevant Experience[1]	Prior Operating Experience [1]
Nigel Travis	✔	Currently the CEO of Dunkin' Brands Group since January 2009; formerly President and CEO of Papa Johns International from 2005 to 2008 and COO from 2001 to 2005
Kathleen Mason	✔	CEO of Tuesday Morning Corporation since 2000; President of Filene's Basement during 1999; and President of HomeGoods from 1997 to 1999; currently a director of Genesco; previously a director of The Men's Warehouse and Hot Topic
Neil Austrian (CEO)	✘	Currently CEO of Office Depot; formerly President and COO of the NFL from 1991 to 1999; Managing Director at Dillon Reed & Co from 1987 to 1991; CFO of Doyle Berbach Advertising from 1974 to 1978; currently serves on the Board of DirecTV Group and formerly on the Board of Viking Office Products
Justin Bateman (BC Partners)	✘	Senior Partner with BC Partners where he joined in 2000; currently a director of Intelsat S.A.; previously a director of General Healthcare Group, Baxi Holdings, and Regency Entertainment.
Thomas Colligan	✘	Formerly Vice Dean of the Wharton Schools Aresty Institue of Executive Education from 2007 to 2010; Managing director at Duke Corporation Education, affiliated with Duke University's Fuqua School of Business from 2004 to 2007; Vice Chairman of PricewaterhouseCoopers LLP from 2001 to 2004; currently a director of CNH Global and Targus Group; previously a director of Schering-Plough, Anesiva, and Education Management Corporation
Marsha Evans	✘	Acting Commissioner of the LPGA Golf association from 2009 to 2010; President and CEO of American Red Cross from 2002 to 2005; currently a director of Weight Watchers International and the Estate of Lehman Brothers Holdings; former director of Huntsman Corporation
Eugene Fife (BC Partners)	✘	Founder and Managing Principal of Vawter Capital, an investment arm since 1999; formerly interim CEO and President of Eclipsys in 2005; formerly a Partner at Goldman sachs; currently serves as the presiding director of Caterpillar, Inc. and a senior director of Goldman Sachs; currently a senior advisor to BC Partners
Brenda Gaines	✘	Former President and CEO of the Diners Club from 2002 to 2004; currently serves as a director for AGL Resources, Fannie Mae and Tenet Healthcare Corporation; previously a director of CNA Financial Corp., and NICOR, Inc.
Scott Hedrick	✘	Founder and general partner of InterWest Partners, a venture capital fund since 1979; currently serves as a director of Hot Topic and a cluster of mutual funds managed by Capital Research and Management Company; formerly on the Board of The Office Club which was acquired by Office Depot in 1991
Raymond Svider (BC Partners)	✘	Co-Chairman of BC Partners since 2008 and Managing Partner since 2003; currently on the Board of Intelsat S.A., ATI Enterprises, and MultiPlan

(1) Current and prior experience found in Office Depot 2012 Proxy. "Relevant Experience" consists of substantial, relevant operational experience at a retailer outside of Office Depot according to the Company's 2012 proxy, and is based solely on the biographical information found in the Company's 2012 proxy, except for Eugene Fife who was not included in the 2012 proxy. Information for Eugene Fife was sourced from Office Depot's website and Capital IQ.

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How Did We Get Here? 3) Significant Operational Missteps

- Despite substantial revenue and an attractive asset base, Office Depot has struggled for years to reign in spending and its margins lag those of its direct peers

- While revenue declined by almost $5 billion from 2007 to 2012 due to SSS declines, mix shifts and 135 store closures, total G&A actually increased by $27 million

	2007	2012	Change
Stores	1,370	1,235	(135)
Revenue	$15,528	$10,696	($4,832)
Divisional G&A [1]	$364	$337	($26)
Corporate G&A [1]	$282	$335	$53
Total G&A [1]	$646	$673	$27
G&A as % revenue	4.2%	6.3%	

- Lack of attention to costs over the years have resulted in Office Depot having the lowest operating margins of all of its peers, even though its sales per square foot and sales per store is actually higher than OfficeMax

	Staples	Office Depot	Office Max
2012 Revenue	24,381	10,696	6,920
2012 EBIT [2]	1,548	97	139
2012 EBIT Margin [2]	**6.3%**	**0.9%**	**2.0%**

(1) Total G&A is a GAAP measure per Company filings. On a non GAAP basis, G&A increased by $6 million from $633 million in 2007 to $639 million in 2012.
(2) 2012 EBIT is adjusted per company press releases. Office Depot EBIT does not include EBIT from Office Depot de Mexico.

STARBOARD VALUE

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This has resulted in a substantial destruction of shareholder value

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Flat SG&A in 1Q10 despite revenue declines highlights lack of focus on cost reduction
Divests Japanese subsidiary with $775 million of sales
Divests Office Depot Israel for $47 million
Guides to 50% Y/Y operating income declines as costs exceed plan again
Misses 2Q11 sales and plans increased investment in marketing and G&A
SG&A up in 1Q12 despite sales declines
Starboard Value files 13D with 13.4% ownership and sends letter to Board
Filed 13D/A with 14.8% ownership
Merger rumors between ODP and OMX reported as well as potential sale of Mexico
Merger announced between ODP and OMX
ODP announces poor Q1 results

STARBOARD VALUE

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On a stand-alone basis Office Depot is currently valued at a discount given its history of substantial operating underperformance

- At the current price, after adjusting for the after-tax value of Grupo Gigante's offer for Office Depot de Mexico, Office Depot trades at approximately 3.4x EBITDA, a discount to its direct peers and the general retail universe

Stock Price (4/19/13)	$3.80
Shares Outstanding	291.0
Market Capitalization	$1,106
Less: Cash	(671)
Plus: Debt	659
Plus: Pension	32
Plus: Convertible Preferred Stock	435
Enterprise Value	$1,562
Less: AT Value of Mexico JV (1)	(550)
Pro Forma Enterprise Value	$1,012
2012 Adjusted EBITDA	300
EV / 2012 Adjusted EBITDA	3.4x

Source: Company filings; Adjusted EBITDA does not include the Mexico JV

(1) Based on Grupo Gigante offer, disclosed on February 21, 2013 for 8.78 billion pesos, or $716 million at a USD/MXN exchange ratio of 12.26 as of April 19, 2013. Tax information based on Starboard Value estimates and conversations with the company.

- Yet this valuation assumes that there is little if anything that can be done to improve the operating performance of the Company

STARBOARD VALUE

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However, we believe there is significant opportunity for operating margin improvement on a stand-alone basis

- Over the last several months, we have worked tirelessly with our advisors, nominees and one of the worlds leading restructuring firms to identify how to maximize the operating margins at Office Depot
- Some of the areas within the control of Office Depot where we believe the Company could significantly improve operating margins are:
  - G&A
  - Advertising
  - Yield
  - Services
  - Distribution
  - Sourcing
  - SKU's
  - SMB Mix
  - Real Estate
  - Website
  - Engagement Model
  - Category Extensions
- We plan to provide a detailed plan on how to dramatically improve the operating performance of Office Depot within the next one to two months

STARBOARD VALUE
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In a merger with Office Max there is even more upside

- Office Depot and OfficeMax have publicly stated synergies of $400 million to $600 million over three years, excluding any synergies related to store closures
- However, we believe that synergies in a merger between Office Depot and Office Max could be substantially higher given the opportunities in Cost of Goods Sold, Advertising, and Corporate G&A.
- We believe that synergies, excluding store closures, if executed properly could amount to between $500 million and $700 million within the first two years alone.
- When including synergies related to store-closures as well as improved long-term execution, we believe the potential for margin improvement is significantly higher

($ in millions)

	ODP	OMX	ODP / OMX	Synergies	As % revenue	
Revenue	$10,696	$6,920	$17,616			
COGS	8,178	5,136	13,313	$150-$200	0.8%-1.1%	Buying / Sourcing / SKU rationalization / Yield improvements Analysts estimate that SPLS achieved 0.9% improvement in CXP merger
Gross Profit	2,519	1,785	4,303			
Gross Margin	23.5%	25.8%	24.4%	25.3%-25.6%		
Advertising	402	212	614	150-200	0.8%-1.1%	Eliminate excess and overlap spend, change mix to higher ROI spend SPLS at only 2.2% advertising as a percentage of revenue
Advertising as % revenue	3.8%	3.1%	3.5%	2.4%-2.6%		
Total G&A ex Advertising	2,019	1,434	3,453	200-300	1.1%-1.7%	Starboard estimates that ODP N.A. Corporate overhead alone is close to $300 million (excluding International overhead and overhead for N.A. Divisions) Analysts estimate that SPLS achieved 0.8% reduction on CXP where there is less overlap
North America Corporate Overhead (est)	284	NA				
Estimated Synergies excluding Store Closures				**$500-$700**		

- Over the longer term, after taking into account store closures and improved execution, we believe total synergies could amount to well over $700 million

(1) Gross margins for Office Depot are adjusted to be more similar to OfficeMax's calculations and include shipping and handling expenses per the 2012 10-K and an estimate for other product related costs of $18 million, which equals the other product related costs from 2011 according to ODP's November 2012 investor presentation.

STARBOARD VALUE

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Thank You

- As announced earlier today, we filed preliminary consent materials with the SEC in furtherance of a Consent Solicitation aimed at seeking stockholder approval to remove and replace four incumbent members of the Board of Office Depot
- Since BC Partners' Investor Rights Agreement and the Certificates of Designations of the Preferred Stock purport to give BC Partners the sole ability to fill any vacancy resulting from the removal of any BC Partners director, we are also seeking to increase the size of the Board by one member to accommodate the election of all four of our nominees
- Therefore, if we are successful in removing and replacing the four incumbent members of the Board, we believe that the pro forma Board would be composed of our four new directors joining the Board with the Board expanding from ten to eleven directors
- We look forward to providing shareholders more detail on Office Depot over the coming weeks and months

STARBOARD VALUE
11

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein, has made a preliminary filing with the Securities and Exchange Commission (“SEC”) of a consent statement and an accompanying WHITE consent card to be used to solicit consents from stockholders of Office Depot, Inc., a Delaware corporation (“Office Depot”), for a series of proposals which, if approved, would result in the removal of up to four current members of the Office Depot board of directors (the "Board"), an increase in the size of the Board to eleven members, and the election of up to four Starboard director nominees to the Board.

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE CONSENT STATEMENT AND OTHER CONSENT MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  SUCH CONSENT MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, THE PARTICIPANTS IN THIS CONSENT SOLICITATION WILL PROVIDE COPIES OF THE CONSENT STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' CONSENT SOLICITOR.

The participants in the consent solicitation are Starboard Value and Opportunity Master Fund Ltd ("Starboard V&O Fund"), Starboard Value and Opportunity S LLC ("Starboard LLC"), Starboard Value LP, Starboard Value GP LLC ("Starboard Value GP"), Starboard Principal Co LP ("Principal Co"), Starboard Principal Co GP LLC ("Principal GP"), Jeffrey C. Smith, Mark R. Mitchell, Peter A. Feld, T-S Capital Partners, LLC (“T-S Capital”), Robert Telles, James P. Fogarty, Cynthia Jamison, Robert Nardelli, David Siegel and Joseph Vassalluzzo (collectively, the "Participants").

As of the date of this filing, Starboard V&O Fund owned directly 12,711,135 shares of common stock, $0.01 par value (the "Common Stock"), of the Company.  As of the date of this filing, Starboard LLC owned directly 2,829,381 shares of Common Stock.   Starboard Value LP, as the investment manager of Starboard V&O Fund and of a certain managed account (the "Starboard Value LP Account") and the Manager of Starboard LLC, may be deemed the beneficial owner of an aggregate of 42,100,000 shares of Common Stock held directly by Starboard V&O Fund and Starboard LLC and including 26,559,484 shares of Common Stock held in the Starboard Value LP Account.  Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co and each of Messrs. Smith, Mitchell and Feld, as a member of Principal GP and as a member of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of the 42,100,000 shares of Common Stock held directly by Starboard V&O Fund and Starboard LLC and held in the Starboard Value LP Account.  As of the date of this filing, T-S Capital beneficially owns 100,000 shares of Common Stock and each of Messrs. Siegel and Telles, as the Managing Members of T-S Capital may be deemed the beneficial owners of the shares of Common Stock owned by T-S Capital, and Mr. Siegel individually owns 1,250 shares of Common Stock. As of the date of this filing, Mr. Nardelli owns 68,389 shares of Common Stock and Mr. Vassalluzzo owns 14,450 shares of Common Stock. As of the date of this filing, Ms. Jamison and Mr. Fogarty do not own shares of Common Stock of the Company.